Exhibit 5.1


                            November 24, 1997



Reno Air, Inc.
220 Edison Way
Reno, NV 89502
Attn:  Robert M. Rowen, Esq.
         Vice President & General Counsel

         Re:   Registration Statement on Form S-8/Reno Air, Inc. (the "Company")

Ladies and Gentlemen:

         Reference is made to the Reno Air Employee Stock Incentive Plan dated May 22, 1997, formerly known as the Reno Air Stock Option Plan (the "Plan"), the Reno Air Director Stock Option Plan dated May 27, 1997, and to the resolutions of the Company's Board of Directors dated March 10, 1995, February 8, 1996, and March 24, 1997, and the votes of the Company's stockholders dated May 17, 1995, May 23, 1996, and May 22, 1997, providing for, in the aggregate, 2,900,000 shares of the Company's common stock, $.01 par value (the "Shares") to be available for issuance upon exercise of options under the Plan. You have requested our opinion with respect to certain aspects of the 2,900,000 shares included in the Company's registration statement on Form S-8 dated November 24, 1997 (the "Registration Statement") filed with the Securities and Exchange Commission with respect to the Plan.

         In our role as special counsel to the company, we have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others. In addition, we have considered such questions of law as we deem necessary for the purpose of rendering the opinion set forth herein.

         The  opinion   hereafter   expressed   is  subject  to  the   following
qualifications:

          1. Nothing contained herein shall in any way be deemed or interpreted as an opinion as to whether the offering or issuance of the Shares under the Registration Statement complies with the securities laws of the United States or of any of the states of the United States, including, but not limited to, the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, and all state securities or "Blue Sky" laws, including Nevada's securities laws.

         2. We are members of the bar of the State of Nevada and express no opinion as to federal laws or the laws of any state other than the State of Nevada.

         3. We have assumed that the Shares under the Plan will have been issued only upon compliance with all terms and conditions of the Plan and the agreements with Plan participants entered into under the Plan.

         4. We have assumed that proper, valid, and legal consideration will be received by the Company in return for the issuance of all Shares described in the Registration Statement.

         Based upon the subject of the foregoing, we are of the opinion that:

         When the Registration Statement as then amended shall have been declared effective under the Securities Act of 9193, as amended, and the Shares are issued as described in the Registration Statement, the Shares will constitute legally issued, fully paid, and non-assessable securities of the Company.

         The opinion set forth above is based upon facts and circumstances as they exist as of the date of this opinion. We are under no duty to revise this opinion for matters occurring after the date of this opinion, including without limitation, amendments by the Company to the Registration Statement. Furthermore, we undertake no duty to revise this opion as to any applicable law, statute, rule or regulation which may hereafter be amended, altered or repealed.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, and specifically deny such inclusion. Such consent is given solely for purposes of rendering a legal opinion regarding the legality of the issuance of the securities under the laws of the State of Nevada and not under federal or state securities laws.

                                Sincerely yours,

                                WALTHER, KEY, MAUPIN, OATS,
                                COX, KLAICH & LeGOY

                                By: ROBERT A. WINKEL
                                    Robert A. Winkel
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